Exhibit 99.(a)(13)

STEWARD FUNDS, INC.

CERTIFICATE OF CORRECTION

STEWARD FUNDS, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as “SDAT”) that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by SDAT on November 30, 2016 (the “Articles Supplementary”).

SECOND: The name of the sole party to the Articles Supplementary is Steward Funds, Inc.

THIRD: The Articles Supplementary were filed for record with SDAT on November 30, 2016.

FOURTH: As previously filed, Article FIRST of the Articles Supplementary read:

“FIRST: The Board of Directors of the Corporation, pursuant to unanimous consent adopted [Date], adopted resolutions to: (a) eliminate two series, including their classes, that have no shares of either class outstanding by reallocating to other series and classes all shares of those series, including their classes; (b) add one new series with two classes of shares; and (c) reallocate the Corporation’s total authorized but unissued Common Shares so as to decrease the authorized Common Shares allocated to certain series and classes and to increase authorized Common Shares allocated to other series and classes, including to the new series and its classes, as indicated below, such changes to be effective [Date], 2016. The two series, including their classes, which are being eliminated pursuant to (a), above, are as follows:

Steward Multi-Manager Equity Fund -- Individual Class and Institutional Class

Steward Short-Term Select Bond Fund -- Individual Class and Institutional Class

The new series being added pursuant to (b), above, including its classes, is:

Steward Small-Mid Cap Enhanced Index Fund – Individual Class and Institutional Class.”

FIFTH: Article FIRST of the Articles Supplementary is hereby corrected to read as follows:

“FIRST: The Board of Directors of the Corporation, pursuant to unanimous consent adopted November 17, 2016, adopted resolutions to: (a) eliminate two series, including their classes, that have no shares of either class outstanding by reallocating to other series and classes all shares of those series, including their classes; (b) add one new series with two classes of shares; and (c) reallocate the Corporation’s total authorized but unissued Common Shares so as to decrease the authorized Common Shares allocated to certain series and classes and to increase authorized Common Shares allocated to other series and classes, including to the new series and its classes, as indicated below, such changes to be effective November 17, 2016. The two series, including their classes, which are being eliminated pursuant to (a), above, are as follows:

Steward Multi-Manager Equity Fund -- Individual Class and Institutional Class

Steward Short-Term Select Bond Fund -- Individual Class and Institutional Class

The new series being added pursuant to (b), above, including its classes, is:

Steward Small-Mid Cap Enhanced Index Fund – Individual Class and Institutional Class.”

SIXTH: As previously filed, Article THIRD of the Articles Supplementary read:

“THIRD: As of immediately subsequent to such elimination of two series, addition of one series and with two classes, and reallocation of authorized but unissued Common Shares among the series and classes, effective [Date] 2016, the total number of Common Shares of all series and classes that the Corporation is authorized to issue is two hundred million (200,000,000) shares of Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of two hundred thousand dollars ($200,000), classified as follows:

Name of Series	Number of Shares; Class Allocation
	Individual Class	Institutional Class
Steward Global Equity Income Fund	5,500,000	39,362,500
Steward Select Bond Fund	4,016,700	39,362,500
Steward International Enhanced Index Fund	4,016,700	39,362,500
Steward Large Cap Enhanced Index Fund	4,016,700	39,362,500
Steward Small-Mid Cap Enhanced Index Fund	12,499,900	12,500,000”

SEVENTH: Article THIRD of the Articles Supplementary is hereby corrected to read as follows:

“THIRD: As of immediately subsequent to such elimination of two series, addition of one series and with two classes, and reallocation of authorized but unissued Common Shares among the series and classes, effective November 17, 2016, the total number of Common Shares of all series and classes that the Corporation is authorized to issue is two hundred million (200,000,000) shares of Common Shares, par value of one tenth of one cent ($0.001) per share and having an aggregate par value of two hundred thousand dollars ($200,000), classified as follows:

Name of Series	Number of Shares; Class Allocation
	Individual Class	Institutional Class
Steward Global Equity Income Fund	5,500,000	39,362,500
Steward Select Bond Fund	4,016,700	39,362,500
Steward International Enhanced Index Fund	4,016,700	39,362,500
Steward Large Cap Enhanced Index Fund	4,016,700	39,362,500
Steward Small-Mid Cap Enhanced Index Fund	12,499,900	12,500,000”

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IN WITNESS WHEREOF, Steward Funds, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 3rd day of March, 2020; and its President acknowledges that this Certificate of Correction is the act Steward Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information, and belief, and that this statement is made under the penalties for perjury.

ATTEST:	STEWARD FUNDS, INC.

/s/ Patricia Mims	By:	/s/ Michael L. Kern, III (SEAL)
Patricia Mims, Secretary	Michael L. Kern, III, CFA, President,

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